Exhibit 99.1

For immediate release:

Bank of Commerce Holdings™ announces Fourth Quarter and Full Year 2012 Results

REDDING, California, January 31, 2013/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ: BOCH), a $979.4 million bank holding company, and parent company of Redding Bank of Commerce™, and Roseville Bank of Commerce™

(a division of Redding Bank of Commerce) (the “Bank”), today reported net income available to common shareholders of $1.2 million and diluted earnings per share (EPS) attributable to continuing and discontinuing operations of $0.08 and $0.00, respectively, for the fourth quarter 2012, and full year income available to common shareholders of $6.5 million and diluted EPS attributable to continuing and discontinuing operations of $0.41 and $(0.01), respectively.

Financial highlights for the full year 2012:

•	Net income available to common shareholders of $6.5 million reflects a 4% increase over the $6.3 million reported for the full year 2011.

•	Full year 2012 diluted EPS attributable to continuing operations of $0.41 compares to $0.34 diluted EPS attributable to continuing operations for full year 2011.

•	Provision for loan losses increased 5% year over year to $9.4 million.

•	Nonperforming assets totaled $41.6 million and represented 4.25% of total assets at year end 2012, compared to $25.2 million and 2.68% at year end 2011, respectively.

•	Non-maturing core deposits increased $40.8 million or 11% from a year ago December 31, 2011.

•	Repurchased 1,019,490 in common stock shares at a weighted average cost of $4.22 per share.

Financial highlights for the fourth quarter 2012:

•

Net income available to common shareholders of $1.2 million reflects a 38% decrease over the $1.9 million reported for the quarter ended December 31, 2011, and a 19% decrease over the $1.5 million recorded for the third quarter 2012.

•

Diluted EPS attributable to continuing operations of $0.08 compares to $0.11 reported for the same period a year ago and $0.12 for the prior quarter ended September 30, 2012. Diluted EPS attributable to discontinued operations of $0.00 compares to $0.01 reported for the same period a year ago and $(0.03) for the prior quarter ended September 30, 2012.

•

Loan loss provisions for the fourth quarter were $4.6 million compared to $1.8 million for the fourth quarter 2011, and $1.9 million for the prior quarter ended September 30, 2012. During the fourth quarter, management determined that further impairment was deemed necessary on several large credit relationships, resulting in additional charge offs of $4.2 million. As a result, additional provisions were needed to fund the allowance for loan and lease losses.

Patrick J. Moty, President and CEO commented: “In 2012, we experienced both positive results along with a few challenges. On the positive side we saw a 4% increase in net profits, a 32% increase in share price, and an 11% increase in core deposits. The challenges continue to be in the lingering effects from assets and the less than robust loan demand. But more importantly, in 2012 we celebrated our thirtieth year in business. Throughout these last three decades, it has been our privilege assisting businesses and individuals in achieving their financial goals.”

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could further reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and under the heading: “Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Table 1 below shows summary financial information for the quarters ended December 31, 2012 and 2011, and September 30, 2012.

Table 1

SUMMARY FINANCIAL INFORMATION

(Shares and dollars in thousands)	Quarter ended December 31, 2012	Quarter ended December 31, 2011	Change	Quarter ended September 30, 2012	Change
Selective quarterly performance ratios
Return on average assets, annualized	0.57%	0.90%	-0.33%	0.72%	-0.15%
Return on average equity, annualized	4.97%	7.48%	-2.51%	6.15%	-1.18%
Efficiency ratio for quarter to date	43.66%	54.95%	-11.29%	52.06%	-8.40%
Share and Per Share figures - Actual
Common shares outstanding at period end	15,972	16,991	(1,019)	16,121	(149)
Weighted average diluted shares	16,034	16,991	(957)	16,240	(206)
Diluted EPS attributable to continuing operations	$0.08	$0.11	$(0.03)	$0.12	$(0.04)
Diluted EPS attributable to discontinued operations	$0.00	$0.01	$(0.01)	$(0.03)	$0.03
Book value per common share	$5.66	$5.51	$0.15	$5.67	$(0.01)
Tangible book value per common share	$5.58	$5.40	$0.18	$5.52	$0.06

Capital Ratios
	December 31, 2012	December 31, 2011	Change	September 30, 2012	Change
Bank of Commerce Holdings
Tier 1 risk based capital ratio	14.53%	14.45%	0.08%	14.67%	-0.14%
Total risk based capital ratio	15.78%	15.70%	0.08%	15.92%	-0.14%
Leverage ratio	13.13%	13.52%	-0.39%	13.21%	-0.08%
Redding Bank of Commerce
Tier 1 risk based capital ratio	14.06%	14.46%	-0.40%	14.11%	-0.05%
Total risk based capital ratio	15.31%	15.71%	-0.40%	15.36%	-0.05%
Leverage ratio	12.65%	12.96%	-0.31%	12.71%	-0.06%

Bank of Commerce Holdings (the “Company”) remains well capitalized. At December 31, 2012, the Company’s Tier 1 and Total risk based capital ratios measured 14.53% and 15.78% respectively, while the leverage ratio was 13.13%.

Return on average assets (ROA) and return on average equity (ROE) for the three months ended December 31, 2012, was 0.57% and 4.97%, respectively, compared with 0.90% and 7.48%, respectively, for the three months ended December 31, 2011. The decrease in ROA and ROE for the three months ended December 31, 2012, compared with the same period a year ago, was primarily driven by increased provisions for loan and lease losses, partially offset by gains on sales of investment securities. During the fourth quarter, the Company identified additional impairment on certain loans and moved $13.0 million in loans to nonaccrual status, resulting in increased provisions to the allowance for loan and lease losses.

During the fourth quarter, the Company sold investment securities resulting in realized gains of $2.1 million which are recorded in noninterest income in the Consolidated Statement of Operations. The Company considers the volume of such securities sold during the fourth to be a nonrecurring event; however the gains realized as a result of this event primarily attributed to driving the Company’s fourth quarter efficiency ratio down 10 basis points to 43.66%. Excluding this nonrecurring event, the efficiency ratio would have been 53.37%, a decrease of 1.58% compared to the same period a year ago.

Balance Sheet Overview

As of December 31, 2012, the Company had total consolidated assets of $979.5 million, total net portfolio loans of $588.1 million, allowance for loan and lease losses of $11.1 million, total deposits of $701.2 million, and stockholders’ equity of $110.3 million.

Overall, the net portfolio loan balance increased modestly during the fourth quarter compared to the same period a year ago. The Company’s net loan portfolio was $588.1 million at December 31, 2012, compared with $594.1 million at September 30, 2012, a decrease of $6.0 million, or 1%. The decrease in net portfolio loans was primarily driven by net pay-offs of commercial real estate loans, and increases in the allowance for loan and lease losses (ALLL). During the fourth quarter 2012, the decrease in construction loans, when compared to the third quarter 2012, primarily resulted from a project build out, subsequently refinanced into an investor commercial real estate loan.

Table 2

PERIOD END LOANS

	December 31,	% of	December 31,	% of	Change		September 30,	% of
(Dollars in thousands)	2012	Total	2011	Total	Amount	%	2012	Total
Commercial	$167,149	27%	$148,095	25%	$19,054	13%	$165,915	27%
Real estate – construction loans	16,863	3%	26,064	4%	(9,201)	-35%	21,346	4%
Real estate – commercial (investor)	211,318	35%	219,864	38%	(8,546)	-4%	215,836	36%
Real estate – commercial (owner occupied)	75,085	13%	65,885	11%	9,200	14%	74,667	12%
Real estate – ITIN loans	60,105	10%	64,833	11%	(4,728)	-7%	61,020	10%
Real estate – mortgage	18,452	3%	19,679	3%	(1,227)	-6%	17,062	3%
Real estate – equity lines	45,181	8%	44,445	7%	736	2%	44,041	7%
Consumer	4,422	1%	5,283	1%	(861)	-16%	4,530	1%
Other loans	349	0%	224	0%	125	56%	62	0%

Gross portfolio loans	598,924	100%	594,372	100%	4,552	1%	604,479	100%
Less:
Deferred loan fees, net	(312)		(37)		(275)	743%	(216)
Allowance for loan and lease losses	11,103		10,622		481	5%	10,560

Net portfolio loans	$588,133		$583,787		$4,346	1%	$594,135

Yield on loans	5.16%		5.60%		-0.44%		5.23%

Table 3

PERIOD END CASH EQUIVALENTS AND INVESTMENT SECURITIES

	December 31,	% of	December 31,	% of	Change		September 30,	% of
(Dollars in thousands)	2012	Total	2011	Total	Amount	%	2012	Total
Cash equivalents:
Cash and due from banks	$21,870	8%	$20,639	8%	$1,231	6%	$40,541	14%
Interest bearing due from banks	23,312	9%	26,676	11%	(3,364)	-13%	23,893	9%

	45,182	17%	47,315	19%	(2,133)	-5%	64,434	23%
Investment Securities-AFS:
U.S. Treasury and agency	2,946	1%	0	0%	2,946	100%	0	0%
Obligations of state and political subdivisions	58,484	21%	77,326	31%	(18,842)	-24%	68,019	24%
Mortgage backed securities	51,530	19%	60,610	24%	(9,080)	-15%	54,353	20%
Corporate securities	61,556	23%	40,820	16%	20,736	51%	49,747	18%
Other asset backed securities	22,838	8%	24,768	10%	(1,930)	-8%	22,809	8%

	197,354	72%	203,524	81%	(6,170)	-3%	194,928	70%
Investment Securities-HTM:
Obligations of state and political subdivisions	31,483	11%	0	0%	31,483	100%	18,808	7%

Total cash equivalents and investment securities	$274,019	100%	$250,839	100%	$23,180	9%	$278,170	100%

Yield on cash equivalents and investment securities	2.70%		2.64%		0.06%		2.78%

The Company maintained a strong liquidity position during the reporting period. As of December 31, 2012, the Company maintained cash positions at the Federal Reserve Bank (FRB) and correspondent banks in the amount of $21.9 million. The Company also held certificates of deposits with other financial institutions in the amount of $23.3 million, which management considers liquid.

The Company’s available-for-sale investment portfolio is generally utilized as a source of liquidity to fund other higher yielding asset opportunities, such as commercial and mortgage loan originations when required. Available-for-sale securities totaled $197.4 million at December 31, 2012, compared with $194.9 million at September 30, 2012. During the period, the Company focused on investing excess cash, and reinvesting principal and interest received from mortgage backed securities and collateralized mortgage obligations, into bank qualified municipal bonds and corporate bonds.

Purchases of corporate bonds were focused on relatively moderate term (maturities ranging between four to six years), high quality debt instruments issued by large financial institutions. Management believes the risk adjusted yield spreads of these securities compared to what is currently offered in the treasury markets or mortgage backed securities markets provides some mitigation of ongoing net interest margin compression without extending too long on the yield curve.

Purchases of municipal bonds focused on bank qualified general obligation and revenue bonds where the debt proceeds are used to fund the operations of state and local essential services. The municipal bonds purchased generally had maturities ranging from five to twenty with maturities more heavily weighted towards the shorter end of the range. In addition, many of these bonds have relatively short call dates and relatively high coupons. Management monitors the financial performance of the municipal bond portfolio on an ongoing basis. Should the outcome of these reviews indicate significant decline in credit quality, inadequate debt service coverage, or if the bonds have fallen outside of our accepted risk tolerance, the bonds are sold in the open market.

During the fourth quarter 2012, the Company purchased sixty-three securities with a weighted average yield of 2.33%, and sold thirty-six securities with a weighted average yield of 2.48%. Pursuant to the securities sales activity, the Company recorded $2.1 million in realized gains.

At December 31, 2012, the Company’s net unrealized gain on available-for-sale securities was $2.9 million, compared with $4.6 million net unrealized gains at September 30, 2012. The unfavorable change in net unrealized gains was primarily due to the sale of securities and the realization of $2.1 million in gains during the fourth quarter of 2012. The decrease in unrealized gains was partially offset by increases in the fair value of the Company’s variable rate corporate bond portfolio, primarily driven by contraction of market spreads and changes in market interest rates.

Table 4

QUARTERLY AVERAGE DEPOSITS BY CATEGORY

	Q4	% of	Q4	% of	Change		Q3	% of
(Dollars in thousands)	2012	Total	2011	Total	Amount	%	2012	Total
Demand deposits	$123,099	17%	$112,355	17%	$10,744	10%	$120,821	18%
Interest bearing demand	232,674	33%	175,904	27%	56,770	32%	213,217	31%

Total checking deposits	355,773	50%	288,259	44%	67,514	23%	334,038	49%
Savings	90,522	13%	91,750	14%	(1,228)	-1%	90,856	13%

Total non-time deposits	446,295	63%	380,009	58%	66,286	17%	424,894	62%
Time deposits	257,432	37%	280,872	42%	(23,440)	-8%	264,244	38%

Total deposits	$703,727	100%	$660,881	100%	$42,846	6%	$689,138	100%

Weighted average rate on total deposits	0.69%		1.05%		-0.36%		0.78%

During the fourth quarter 2012 average total deposits increased 6% or $42.8 million to $703.7 million from the fourth quarter in 2011. Non maturing core deposits increased $40.8 million or 11% year over year. Insured Cash Sweep (ICS) deposits totaling $30.8 million as of December 31, 2012 are included in interest bearing demand. ICS deposits are brokered money market deposit accounts which are considered non core for regulatory purposes.

Operating Results for the Fourth Quarter 2012

Due to conservative underwriting, active servicing of problem credits, and maintenance of a relatively solid net interest margin, the Company has remained profitable over an extended period of weak economic conditions. Accordingly, the Company continues to be well positioned to take advantage of strategic growth opportunities.

Net income attributable to Bank of Commerce Holdings was $1.4 million for the three months ended December 31, 2012, compared with $1.7 million for the three months ended September 30, 2012, and $2.1 million for the three months ended December 30, 2011. Net income available to common shareholders was $1.2 million for the three months ended December 31, 2012, compared with $1.5 million for the three months ended September 30, 2012, and $1.9 million for the three months ended December 31, 2011. During the fourth quarter of 2012, diluted earnings per share attributable to continuing operations decreased $0.04 per share when compared to the third quarter of 2012, and decreased $0.03 per share compared to the fourth quarter of 2011.

The Company continued to pay quarterly cash dividends of $0.03 per share during 2012, consistent with the quarterly dividends paid in 2011.

Table 5

SUMMARY INCOME STATEMENT

(Dollars in thousands)	Q4	Q4	Change		Q3	Change
	2012	2011	Amount	%	2012	Amount	%
Net interest income	$8,754	$8,486	$268	3%	$9,115	$(361)	-4%
Provision for loan and lease losses	4,550	1,800	2,750	153%	1,900	2,650	139%
Noninterest income	2,713	702	2,011	286%	1,419	1,294	91%
Noninterest expense	5,007	5,049	(42)	-1%	5,484	(477)	-9%

Income from continuing operations before income taxes	1,910	2,339	(429)	-18%	3,150	(1,240)	-39%
Provision for income tax	526	505	21	4%	923	(397)	-43%

Net income from continuing operations	$1,384	$1,834	$(450)	-25%	$2,227	$(843)	-38%

Discontinued Operations:
Income (loss) from discontinued operations	$0	$728	$(728)	-100%	$(746)	$746	-100%
Income tax expense associated with income (loss) from discontinued operations	0	281	(281)	-100%	(239)	239	-100%

Net income (loss) from discontinued operations	0	447	(447)	-100%	(507)	507	-100%

Less: Net income (loss) from discontinued operations attributable to noncontrolling interest	0	219	(219)	-100%	0	0	0%

Net income (loss) from discontinued operations attributable to controlling interest	0	228	(228)	-100%	(507)	507	-100%

Net income attributable to Bank of Commerce Holdings	1,384	2,062	(678)	-33%	1,720	(336)	-20%

Less: preferred dividend and accretion on preferred stock	196	139	57	41%	250	(54)	-22%
Income available to common shareholders	$1,188	$1,923	$(735)	-38%	$1,470	$(282)	-19%

Basic EPS attributable to continuing operations	$0.08	$0.11	$(0.03)	-27%	$0.12	$(0.04)	-33%
Basic EPS attributable to discontinued operations	$0.00	$0.01	$(0.01)	-100%	$(0.03)	$0.03	-100%
Average basic shares	16,034	16,991	(957)	-6%	16,240	(206)	-1%
Diluted EPS attributable to continuing operations	$0.08	$0.11	$(0.03)	-27%	$0.12	$(0.04)	-33%
Diluted EPS attributable to discontinued operations	$0.00	$0.01	$(0.01)	-100%	$(0.03)	$0.03	-100%
Average diluted shares	16,034	16,991	(957)	-6%	16,240	(206)	-1%

Net interest income for the three months ended December 31, 2012 was $8.8 million, an increase of $268 thousand or 3% compared to the same period in 2011, and a decrease of $361 thousand compared with the three months ended September 30, 2012. The increase in net interest income during the three months ended December 31, 2012 compared to the same period a year ago was primarily driven by increased volume in the investment securities portfolio, decreased cost of funds resulting from the re-pricing of deposits, and lower average balances in time deposits. The decrease in our cost of funds was partially offset by decreased interest income realized from the loan portfolio.

The decrease in loan interest income was primarily driven by the downward re-pricing of the ITIN variable rate 1-4 family mortgage loans. During the three months ended December 31, 2012, the ITIN portfolio with an average balance of $60.6 million yielded 3.42% compared to an average balance of $65.6 million and a yield of 3.64% during the same period a year ago.

Interest income recognized from the investment securities portfolio increased $296 thousand during the three months ended December 31, 2012, compared with the same period a year ago. During the latter half of 2011, the entire pool of U.S Agencies with yields averaging 2%, were either sold or called away, with the majority of the cash flows reinvested into higher yielding corporate bonds, municipal bonds, and asset backed securities. While net purchases of municipal bonds and corporate bonds were made at relatively lower yields when compared to like kind bonds in our existing portfolio, only a modest decrease in the portfolio’s yield is reflected as compared to in the fourth quarter 2011. The tax equivalent yield from the investment securities portfolio for the three months ended December 31, 2012 was 3.51% compared with 3.66% during the same period a year ago.

During the fourth quarter 2012, the Company realized increased provisions for loan and lease losses primarily attributable to impairment charges incurred on portfolio loans. The increased loan and lease loss provisions were the primary driver in the decrease in income available to common shareholders.

Table 6

NET INTEREST SPREAD AND MARGIN

(Dollars in thousands)	Q4 2012	Q4 2011	Change Amount	Q3 2012	Change Amount
Tax equivalent yield on average interest earning assets	4.42%	4.78%	-0.31%	4.68%	-0.26%
Rate on average interest bearing liabilities	0.61%	0.97%	-0.35%	0.69%	-0.08%

Net interest spread	3.81%	3.81%	0.04%	3.99%	-0.18%
Net interest margin on a tax equivalent basis	3.95%	4.02%	-0.03%	4.14%	-0.19%

Average earning assets	$917,140	$868,377	$40,089	$907,675	$9,465
Average interest bearing liabilities	$717,671	$676,130	$33,490	$708,163	$9,508

The net interest margin (net interest income as a percentage of average interest earning assets) on a fully tax-equivalent basis was 3.95% for the three months ended December 31, 2012, a decrease of three basis points compared to the same period a year ago. The decreases in net interest margin during the three months ended December 31, 2012 compared to the same period a year ago primarily resulted from a 36 basis point decline in yield on earning assets, partially offset by a 29 basis point decline in interest expense to average earning assets. With decreasing elasticity in managing our funding costs, and historically low interest rates, maintaining net interest margins in the foreseeable future will present significant challenges. Accordingly, management will continue to pursue organic loan growth, wholesale loan purchases, and actively manage the investment securities portfolio within our accepted risk tolerance, to maximize yield on earning assets.

Noninterest income for the three months ended December 31, 2012 was $2.7 million, an increase of $2.0 million or 286% when compared to the same period a year ago. The following table presents the key components of noninterest income for the three months ended December 31, 2012 and 2011, and September 30, 2012:

Table 7

NONINTEREST INCOME

	Q4	Q4	Change		Q3	Change
(Dollars in thousands)	2012	2011	Amount	%	2012	Amount	%
Service charges on deposit accounts	$42	$40	$2	5%	$49	$(7)	-14%
Payroll and benefit processing fees	143	129	14	11%	122	21	17%
Earnings on cash surrender value - Bank owned life insurance	129	118	11	9%	114	15	13%
Gain (loss) on investment securities, net	2,085	105	1,980	1886%	550	1,535	279%
Merchant credit card service income, net	32	34	(2)	-6%	39	(7)	-18%
Other income	282	276	6	2%	545	(263)	-48%

Total noninterest income	$2,713	$702	$2,011	286%	$1,419	$1,294	91%

Payroll and benefit processing fees increased by $14 thousand for the three months ended December 31, 2012 compared to the same period a year ago. During the fourth quarter 2012, the increase in payroll and benefit processing fees compared to the same period a year ago was primarily driven by increased customer relationships which resulted in increased volume.

Earnings on bank owned life insurance increased by $11 thousand for the three months ended December 31, 2012 compared to the same period a year ago. During the fourth quarter 2012, the Company purchased a $5.0 million dollar policy to offset certain employee benefit and compensation plan expenses.

Gains on the sale of investment securities increased by $2.0 million for the three months ended December 31, 2012 compared to the same period a year ago. During the fourth quarter 2012, the Company purchased sixty-three securities with a weighted average yield of 2.33%, and sold thirty-six securities with a weighted average yield of 2.48%. Pursuant to the sales activity, the Company recorded $2.1 million in realized gains on the sales of securities.

The major components of other income are fees earned on ATM transactions, safe deposits, online banking, gains on litigation, FHLB dividends, mortgage early purchase fees, and wealth management commissions. Changes the components of other income are a result of normal operating activities.

Noninterest expense for the three months ended December 31, 2012 was $5.0 million, a decrease of $42 thousand or 1% compared to the same period a year ago. The following table presents the key elements of noninterest expense for the three months ended December 31, 2012 and 2011, and September 30, 2012:

Table 8

NONINTEREST EXPENSE

	Q4	Q4	Change		Q3	Change
(Dollars in thousands)	2012	2011	Amount	%	2012	Amount	%
Salaries and related benefits	$2,645	$2,847	$(202)	-7%	$2,732	$(87)	-3%
Occupancy and equipment expense	535	453	82	18%	508	27	5%
Write down of other real estate owned	0	0	0	0%	0	0	0%
FDIC insurance premium	208	284	(76)	-27%	202	6	3%
Data processing fees	142	107	35	33%	94	48	51%
Professional service fees	216	168	48	29%	255	(39)	-15%
Deferred compensation expense	154	139	15	11%	150	4	3%
Other expenses	1,107	1,051	56	5%	1,543	(436)	-28%

Total noninterest expense	$5,007	$5,049	$(42)	-1%	$5,484	$(477)	-9%

Salaries and related benefits expense for the three months ended December 31, 2012, was $2.6 million, a decrease of $202 thousand or 7% compared to the same period a year ago. The decrease in salary and related benefits expense was primarily attributable to a decrease in the employee cash incentive program accrued at the Bank level.

Occupancy and equipment expense for the three months ended December 31, 2012, was $535 thousand, an increase of $82 thousand or 18% compared to the same period a year ago. The increase in occupancy and equipment expense is primarily attributable to a decrease in net rent expense received on OREO properties and increases in depreciation expense as a result of increased depreciable assets.

The decrease in FDIC assessments during the three months ended December 31, 2012, compared to the same period a year ago resulted from improvements in the Bank’s overall deposit assessment risk profile.

Data processing fees for the three months ended December 31, 2012, was $142 thousand, an increase of $35 thousand or 33% compared to the same period a year ago. The increase in data processing fees is attributable to reclassifications of certain core processing maintenance expenses, increases in ongoing software licensing fees as a result of additional staffing requirements, and licensing fees for new software products.

Professional service fees encompass audit, legal and consulting fees. Increases in professional service fees for the three months ended December 31, 2012, compared to the same period a year ago were primarily driven by commissions paid pursuant to the Company’s stock repurchase plan and an increase in legal expense associated with SEC filings.

Other expenses for the three months ended December 31, 2012, were $1.1 million, an increase of $56 thousand or 5% compared to the same period a year ago. The increase in other expenses was primarily driven by increased operating expenses on OREO properties and increased amortization of the California Affordable Housing credits.

Table 9

ALLOWANCE ROLL FORWARD

(Dollars in thousands)	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011
Beginning balance	$10,560	$12,497	$11,373	$10,622	$10,590
Provision for loan loss charged to expense	4,550	1,900	1,650	1,300	1,800
Loans charged off	(4,183)	(4,011)	(880)	(788)	(1,996)
Loan loss recoveries	176	174	354	239	228

Ending balance	$11,103	$10,560	$12,497	$11,373	$10,622
Gross portfolio loans outstanding at period end	$598,924	$604,479	$595,945	$590,811	$594,372
Ratio of allowance for loan losses to total loans	1.85%	1.75%	2.10%	1.92%	1.79%
Nonaccrual loans at period end:
Commercial	$2,935	$3,330	$0	$0	$49
Construction	0	77	104	105	106
Commercial real estate	24,008	10,393	6,160	5,943	6,104
Residential real estate	11,630	11,733	13,943	14,544	14,806
Home equity	0	95	298	302	353

Total nonaccrual loans	$38,573	$25,628	$20,505	$20,894	$21,418
Accruing troubled debt restructured loans
Commercial	$523	$72	$56	$0	$0
Construction	0	0	0	0	0
Commercial real estate	4,598	9,790	12,798	14,584	14,590
Residential real estate	2,934	3,117	2,750	2,920	2,870
Home equity	561	501	436	401	423

Total accruing restructured loans	$8,616	$13,480	$16,040	$17,905	$17,883
All other accruing impaired loans	471	7,281	472	472	472

Total impaired loans	$47,660	$46,389	$37,017	$39,271	$39,773

Allowance for loan and lease losses to nonaccrual loans at period end	28.78%	41.20%	60.95%	54.43%	49.59%
Nonaccrual loans to total loans	6.44%	4.24%	3.44%	3.54%	3.60%
Allowance for loan and lease losses to impaired loans	23.30%	22.76%	33.76%	28.96%	26.71%

The ALLL allocation remained consistent with amounts reported as of December 31, 2011. The ALLL totaled $11.1 million and $10.6 million at December 31, 2012, and December 31, 2011, respectively. During 2012, the provisions for loan and lease losses were $9.4 million which approximated net charge-offs for the year. Net charge-offs of $8.9 million for the year ended December 31, 2012, decreased by $2.3 million compared to the same period a year ago. There were a number of factors that contributed to the decrease in net charge offs, including less impairment charges on both existing impaired loans and newly classified impaired loans, and a stabilizing real estate market within our footprints.

The ALLL totaled $11.1 million and $10.6 million at December 31, 2012 and September 31, 2012, respectively. The increase in the ALLL as of December 31, 2012 compared to September 31, 2012 is principally attributable to increased provisions for loan and lease losses. During the fourth quarter, charge offs resulted from impairment evaluations of loans newly classified as nonaccrual, and existing loans already classified as nonaccrual. As a result, additional provisions were needed to fund the allowance for loan and lease losses to reflect the perceived increase in credit risk inherent in the loan portfolio.

Net charge offs were $4.0 million for the three months ended December 31, 2012, compared with net charge offs of $3.8 million for the three months ended September 30, 2012. The fourth quarter charge offs were centered in commercial real estate, 1-4 family residential, and home equity loans.

Overall, the loan portfolio showed some signs of stabilization during 2012, however there continues to be lingering weaknesses where the borrower’s business revenue is tied to real estate. Accordingly, during December of 2012, the Company reclassified certain loans in the amount of $7.3 million to nonaccrual status. The majority of the amounts reclassified during December were associated with two large commercial real estate borrowers whose loans were rated as substandard prior to the reclassification.

At December 31, 2012, the loan portfolio reflects a modest increase in total past due loans and net migrations to greater than 90 days past due, compared to December 31, 2011. Consequently, as of December 31, 2012 loans classified as substandard increased by $3.9 million to $51.3 million compared to the same period a year ago. The commercial real estate and commercial loan portfolios continue to be influenced by depressed real estate values, the effects of relatively high unemployment levels, and sluggish economic conditions. As such, management will continue to aggressively identify and dispose of problematic assets which could lead to a continuing elevated level of charge offs. Despite the current level of charge offs, management believes the Company’s ALLL is adequately funded given the current level of credit risk.

At December 31, 2012, the recorded investment in loans classified as impaired totaled $47.7 million, with a corresponding valuation allowance (included in the ALLL) of $2.4 million. The valuation allowance on impaired loans represents the impairment reserves on performing restructured loans, other accruing loans, and nonaccrual loans. At September 30, 2012, the total recorded investment in impaired loans was $46.4 million, with a corresponding valuation allowance (included in the ALLL) of $2.8 million.

Loans are reported as troubled debt restructurings (TDR) when the Bank grants a concession(s) to a borrower experiencing financial difficulties that it would not otherwise consider. Examples of such concessions include a reduction in the note rate, forgiveness of principal or accrued interest, extending the maturity date(s) significantly, or providing a lower interest rate than would be normally available for a transaction of similar risk. As a result of these concessions, restructured loans are impaired as the Bank will not collect all amounts due, both principal and interest, in accordance with the terms of the original loan agreement. Impairment reserves on non-collateral dependent restructured loans are measured by comparing the present value of expected future cash flows of the restructured loans, discounted at the effective interest rate of the original loan agreement. These impairment reserves are recognized as a specific component to be provided for in the ALLL.

During the three months ended December 31, 2012, the Company restructured eleven loans, six of which were restructured to grant interest rate concessions, one loan was restructured to grant an interest rate and maturity modification, one loan was restructured to provide a maturity modification, and three loans were restructured to provide payment deferral modifications. Five loans reclassified as TDR’s during the three months ended December 31, 2012 were on nonaccrual status, and the remaining reclassifications were accruing.

As of December 31, 2012, the Company had $24.7 million in TDRs compared to $27.7 million as of September 30, 2012. As of December 31, 2012, the Company had one hundred and six loans that qualified as TDRs, of which eighty-six were performing according to their restructured terms. TDRs represented 4.12% of gross portfolio loans as of December 31, 2012 compared with 4.59% at September 30, 2012.

Table 10

TROUBLED DEBT RESTRUCTURINGS

(Dollars in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Nonaccrual	$16,050	$14,259	$13,607	$13,324	$13,418
Accruing	8,616	13,480	16,040	17,904	17,883

Total troubled debt restructurings	$24,666	$27,739	$29,647	$31,228	$31,301
Percentage of total gross portfolio loans	4.12%	4.59%	4.97%	5.29%	5.27%

Nonperforming loans, which include nonaccrual loans and accruing loans past due 90 days or more, totaled $38.6 million or 6.44% of total portfolio loans as of December 31, 2012, as compared to $25.6 million, or 4.24% of total loans at September 30, 2012. Nonperforming assets, which include nonperforming loans and foreclosed real estate, totaled $41.6 million, or 4.25% of total assets as of December 31, 2012, compared with $28.7 million, or 3.03% of total assets as of September 30, 2012.

Table 11

NONPERFORMING ASSETS

(Dollars in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Commercial	$2,935	$3,330	$0	$0	$49
Real estate construction
Commercial real estate construction	0	0	0	0	0
Residential real estate construction	0	77	104	105	106

Total real estate construction	0	77	104	105	106
Real estate mortgage
1-4 family, closed end 1st lien	1,805	2,315	4,114	4,378	4,474
1-4 family revolving	0	95	298	302	353
ITIN 1-4 family loan pool	9,825	9,418	9,829	10,166	10,332

Total real estate mortgage	11,630	11,828	14,241	14,846	15,159
Commercial real estate	24,008	10,393	6,160	5,943	6,104

Total nonaccrual loans	38,573	25,628	20,505	20,894	21,418
90 days past due and still accruing	0	0	65	0	95

Total nonperforming loans	38,573	25,628	20,570	20,894	21,513
Other real estate owned	3,061	3,052	2,647	1,913	3,731

Total nonperforming assets	$41,634	$28,680	$23,217	$22,807	$25,244
Nonperforming loans to total loans	6.44%	4.24%	3.45%	3.54%	3.62%
Nonperforming assets to total assets	4.25%	3.03%	2.41%	2.45%	2.68%

As of December 31, 2012, nonperforming assets of $41.6 million have been written down by 22%, or $9.1 million, from their original balance of $55.6 million.

Table 12

OTHER REAL ESTATE OWNED ACTIVITY

(Dollars in thousands)	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011
Beginning balance	$3,052	$2,647	$1,913	$3,731	$1,665
Additions to OREO	242	4,046	1,817	134	2,399
Dispositions of OREO	(233)	(3,641)	(658)	(1,952)	(333)
OREO valuation adjustment	0	0	(425)	0	0

Ending balance	$3,061	$3,052	$2,647	$1,913	$3,731

At December 31, 2012, the recorded investment in OREO was $3.1 million compared to $3.1 million at September 30, 2012. For the three months ended December 31, 2012, the Company transferred foreclosed property from three loans in the amount of $242 thousand to OREO, and no adjustments to the ALLL were necessary. During this period, the Company sold four properties with balances of $234 thousand for a net loss of $222 thousand. The December 31, 2012 OREO balance consists of sixteen properties, of which twelve are secured with 1-4 family residential real estate in the amount of $947 thousand. The remaining four properties consist of improved commercial land in the amount of $750 thousand, a vacant residential lot in the amount of $24 thousand, and two commercial real estate properties in the amount of $1.3 million.

Table 13

INCOME STATEMENT

	Q4	Q4	Change		Q3	Full Year	Full Year
(Amounts in thousands, except for per share data)	2012	2011	$	%	2012	2012	2011
Interest income:
Interest and fees on loans	$8,026	$8,583	$(557)	-6%	$8,462	$33,148	$35,084
Interest on tax-exempt securities	622	534	88	16%	612	2,399	2,014
Interest on U.S. government securities	390	375	15	4%	426	1,615	2,123
Interest on other securities	808	634	174	27%	841	3,175	2,410

Total interest income	9,846	10,126	(280)	-3%	10,341	40,337	41,631
Interest expense:
Interest on demand deposits	153	166	(13)	-8%	147	610	787
Interest on savings deposits	83	145	(62)	-43%	90	394	792
Interest on certificates of deposit	761	1,123	(362)	-32%	866	3,697	4,912
Interest on securities sold under repurchase agreements	5	7	(2)	-29%	6	24	43
Interest on FHLB borrowings	(14)	132	(146)	-111%	(4)	85	579
Interest on other borrowings	104	67	37	55%	121	419	363

Total interest expense	1,092	1,640	(548)	-33%	1,226	5,229	7,476

Net interest income	8,754	8,486	268	3%	9,115	35,108	34,155
Provision for loan and lease losses	4,550	1,800	2,750	153%	1,900	9,400	8,991

Net interest income after provision for loan and lease losses	4,204	6,686	(2,482)	-37%	7,215	25,708	25,164
Noninterest income:
Service charges on deposit accounts	42	40	2	5%	49	188	192
Payroll and benefit processing fees	143	129	14	11%	122	538	458
Earnings on cash surrender value – Bank owned life insurance	129	118	11	9%	114	470	465
Gain on investment securities, net	2,085	105	1,980	1886%	550	3,822	1,550
Merchant credit card service income, net	32	34	(2)	-6%	39	144	376
Other income	282	276	6	2%	545	1,431	850

Total noninterest income	2,713	702	2,011	286%	1,419	6,593	3,891
Noninterest expense:
Salaries and related benefits	2,645	2,847	(202)	-7%	2,732	11,030	9,957
Occupancy and equipment expense	535	453	82	18%	508	2,058	2,009
Write down of other real estate owned	0	0	0	0%	0	425	557
FDIC insurance premium	208	284	(76)	-27%	202	820	1,319
Data processing fees	142	107	35	33%	94	421	389
Professional service fees	216	168	48	29%	255	1,078	1,016
Deferred compensation expense	154	139	15	11%	150	594	533
Other expenses	1,107	1,051	56	5%	1,543	5,206	4,147

Total noninterest expense	5,007	5,049	(42)	-1%	5,484	21,632	19,927

Income from continuing operations before provision for income taxes	1,910	2,339	(429)	-18%	3,150	10,669	9,128
Provision for income taxes	526	505	21	4%	923	3,109	2,444

Net Income from continuing operations	$1,384	$1,834	$(450)	-25%	$2,227	$7,560	$6,684

Discontinued Operations:
Income (loss) from discontinued operations	$0	$728	$(728)	-100%	$(746)	$535	$1,512
Income tax expense associated with income (loss) from discontinued operations	0	281	(281)	-100%	(239)	331	392

Net income (loss) from discontinued operations	0	447	(447)	-100%	(507)	204	1,120

Less: Net income (loss) from discontinued operations attributable to noncontrolling interest	0	219	(219)	-100%	0	348	549

Net income (loss) from discontinued operations attributable to controlling interest	0	228	(228)	-100%	(507)	(144)	571

Net income attributable to Bank of Commerce Holdings	1,384	2,062	(678)	-33%	1,720	7,416	7,255

Less: preferred dividend and accretion on preferred stock	196	139	57	41%	250	880	943
Income available to common shareholders	1,188	1,923	(735)	-38%	1,470	6,536	6,312

Basic EPS attributable to continuing operations	$0.08	$0.11	$(0.03)	-27%	$0.12	$0.41	$0.34
Basic EPS attributable to discontinued operations	$0.00	$0.01	$(0.01)	-100%	$(0.03)	$(0.01)	$0.03
Average basic shares	16,034	16,991	(957)	-6%	16,240	16,344	16,991
Diluted EPS attributable to continuing operations	$0.08	$0.11	$(0.03)	-27%	$0.12	$0.41	$0.34
Diluted EPS attributable to discontinued operations	$0.00	$0.01	$(0.01)	-100%	$(0.03)	$(0.01)	$0.03
Average diluted shares	16,034	16,991	(957)	-6%	16,240	16,344	16,991

Table 14

BALANCE SHEET

	December 31,	December 31,	Change		September 30,
(Dollars in thousands)	2012	2011	$	%	2012
ASSETS
Cash and due from banks	$21,870	$20,639	$1,231	6%	$40,541
Interest bearing due from banks	23,312	26,676	(3,364)	-13%	23,893

Total cash and cash equivalents	45,182	47,315	(2,133)	-5%	64,434
Securities available-for-sale, at fair value	197,354	203,524	(6,170)	-3%	194,928
Securities held-to-maturity, at amortized cost	31,483	0	31,483	100%	18,808
Portfolio loans	599,236	594,409	4,827	1%	604,695
Allowance for loan losses	(11,103)	(10,622)	(481)	5%	(10,560)

Net loans	588,133	583,787	4,346	1%	594,135
Mortgage loans held for sale	65,127	44,517	20,610	46%	27,875
Total interest earning assets	938,382	889,765	48,617	5%	910,740
Bank premises and equipment, net	9,736	9,306	430	5%	9,617
Goodwill and other intangibles	55	138	(83)	-60%	63
Other real estate owned	3,061	3,731	(670)	-18%	3,052
Assets attributable to discontinued operations	0	16,453	(16,453)	-100%	0
Other assets	39,407	31,920	7,487	23%	33,538

TOTAL ASSETS	$979,538	$940,691	$38,847	4%	$946,450

LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand – noninterest bearing	$117,588	$116,877	$711	1%	$114,856
Demand – interest bearing	239,592	179,597	59,995	33%	223,687
Savings accounts	89,364	89,012	352	0%	91,666
Certificates of deposit	254,622	282,818	(28,196)	-10%	261,410

Total deposits	701,166	668,304	32,862	5%	691,619
Securities sold under agreements to repurchase	13,095	13,779	(684)	-5%	13,964
Federal Home Loan Bank borrowings	125,000	109,000	16,000	15%	100,000
Junior subordinated debentures	15,465	15,465	0	0%	15,465
Liabilities attributable to discontinued operations	0	9,280	(9,280)	-100%	0
Other liabilities	14,491	11,273	3,218	29%	14,049

Total Liabilities	869,217	827,101	42,116	5%	835,097
Total Equity – Bank of Commerce Holdings	110,321	110,462	(141)	0%	111,353
Noncontrolling interest in subsidiary	0	3,128	(3,128)	-100%	0

Total Stockholders’ Equity	110,321	113,590	(3,269)	-3%	111,353

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$979,538	$940,691	$38,847	4%	$946,450

Table 15

AVERAGE BALANCE SHEET (Year to Date)

(Dollars in thousands)	December 31, 2012	December 31, 2011	December 31, 2010
Earning assets:
Loans	$642,200	$634,949	$640,213
Tax exempt securities	81,714	52,467	42,172
US government securities	209	19,182	27,423
Mortgage backed securities	61,434	67,052	48,972
Other securities	73,972	44,664	15,702
Interest bearing due from banks	48,712	64,399	70,911
Fed funds sold	0	0	995

Average earning assets	908,241	882,713	846,388
Cash and DFB	10,125	2,251	1,781
Bank premises	9,567	9,489	9,814
Other assets	24,249	25,116	48,116

Average total assets	$952,182	$919,569	$906,099

Interest bearing liabilities:
Demand - interest bearing	$203,342	$157,696	$141,983
Savings deposits	89,789	91,876	76,718
CDs	285,574	296,034	321,051
Repurchase agreements	14,246	14,805	12,274
Other borrowings	125,839	139,331	134,255

	718,790	699,742	686,281
Demand - noninterest bearing	115,091	100,722	92,433
Other liabilities	7,033	10,997	31,748
Shareholders’ equity	111,268	108,108	95,637

Average liabilities & equity	$952,182	$919,569	$906,099

BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:

Raymond James Financial / Howe Barnes

John T. Cavender

555 Market Street

San Francisco, CA 94105 (800) 346-5544

Sandler & O’Neil

Bryan Sullivan

919 Third Avenue, 6th Floor

New York, NY 10022 (888) 383-3112

McAdams Wright Ragen, Inc.

Joey Warmenhoven

1121 SW Fifth Avenue

Suite 1400

Portland, OR 97204 (866) 662-0351

Stifel Nicolaus

Perry Wright

1255 East Street #100

Redding, CA 96001 (530) 244-7199

FIG Partners

Mike Hedrei

1175 Peachtree Street NE #100

Colony Square Suite 2250

Atlanta, GA 30361 (212) 899-5217

Contact Information:

Patrick J. Moty, President and Chief Executive Officer	Telephone Direct(530) 722-3953
Samuel D. Jimenez, Executive Vice President and Chief Financial Officer	Telephone Direct(530) 722-3952
Andrea Schneck, Vice President and Senior Executive Administrative Assistant	Telephone Direct (530) 224-7353